UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: September 25, 2006
             (Date of earliest event reported): (September 21, 2006)

                      Revlon Consumer Products Corporation
             (Exact name of Registrant as specified in its Charter)


         Delaware                         33-59650               13-3662953
----------------------------            ------------         -------------------
(State or other jurisdiction            (Commission           (I.R.S. Employer
      of incorporation)                 File Number)         Identification No.)


                   237 Park Avenue
                  New York, New York                            10017
--------------------------------------------------------------------------------
       (Address of principal executive offices)              (Zip code)


                                 (212) 527-4000
                                 --------------
              (Registrant's telephone number, including area code)


                                      None
                                      ----
          (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.05       Costs Associated with Exit or Disposal Activities.

(1) Organizational Realignment and Restructuring. On September 25, 2006, Revlon, Inc. ("Revlon" and together with Revlon Consumer Products Corporation ("RCPC"), Revlon's wholly owned operating subsidiary, the "Company") announced an organizational streamlining and restructuring plan that is expected to include, among other things, the following primary components:

     o    consolidating   responsibilities  in  certain  related  functions  and
          reducing   layers  of  management  to  increase   accountability   and
          effectiveness;

     o    streamlining   support  functions  to  reflect  the  new  organization
          structure;

     o    eliminating certain senior executive positions; and

     o    consolidating various facilities.


The Company announced that brand marketing and creative activities in the U.S. will be further consolidated, eliminating redundancy and reducing layers of management, and that this new structure is designed to enable more effective innovation and creativity, while fostering more efficient decision-making and appropriately aligning this decision-making with accountability. As a result, the roles of Executive Vice President and Chief Marketing Officer, held by Stephanie Klein-Peponis, and Executive Vice President and Chief Creative Officer, held by Rochelle Udell, will be eliminated, and the Company's brand marketing leadership will report directly to David Kennedy. The Company announced that the marketing leadership will be responsible for all elements of brand marketing, brand positioning and advertising, media and creative services, category development and other promotional activities. In addition, the role of Executive Vice President and President of International, currently held by Thomas McGuire, is also being eliminated and the executives leading the Company's three geographic International regions will now report directly to David Kennedy, the Company's President and Chief Executive Officer.

The Company announced that the organizational streamlining, which will reduce the Company's U.S. workforce by approximately 250 positions, or approximately 8%, will result in restructuring and related charges totaling approximately $29 million, with related ongoing annualized savings estimated at approximately $34 million. The Company announced that the $29 million in restructuring and related charges is comprised primarily of employee-related costs, including severance and other termination benefits, with approximately $15 million of the charges expected to be incurred in the third quarter of 2006, another $8 million expected to impact the fourth quarter of 2006 and the balance expected to be incurred in 2007. Approximately $21 million of the charges are expected to reflect cash charges that the Company will pay out over the 2006 to 2008 period. Of the $34 million in expected ongoing annualized savings, the Company expects approximately $5 million to benefit 2006 results.

(2) Discontinuation of Vital Radiance. In connection with announcing the organizational realignment and restructuring, the Company also announced that it was discontinuing its Vital Radiance brand. As a result of the Vital Radiance discontinuance, the Company announced that it expects to incur charges of approximately $63 million in the third quarter of 2006 related to discontinuing the brand, including a provision for estimated returns and allowances of approximately $40 million, as well as approximately $13 million for the write-off of inventories and selling and promotional materials, and approximately $10 million for the acceleration of display amortization.


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Item 2.06       Material Impairments.

See Item 2.05(2) above, which is incorporated by reference into this Item 2.06.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As part of the organizational realignment and restructuring described in Item
2.05 above, effective September 29, 2006, Alan T. Ennis, currently the Company's Senior Vice President, Internal Audit, will transfer to the position of Senior Vice President, Corporate Controller and Chief Accounting Officer, replacing John E. Matsen, who has resigned from the Company effective as of such date. Mr. Matsen's resignation is not the result of any issue or concern with the Company's accounting, financial reporting or internal control over financial reporting, but rather is part of the Company's program to streamline its organizational structure. Mr. Ennis and Mr. Matsen will work together to ensure a smooth transition of the Company's accounting responsibilities.

Prior to his appointment as the Company's Senior Vice President, Corporate Controller and Chief Accounting Officer, Mr. Ennis (36) served as the Company's Senior Vice President, Internal Audit since March 2005. From 1997 through 2005, Mr. Ennis held several senior financial positions with Ingersoll-Rand Company Limited, a NYSE listed company, where his duties included regional responsibility for Internal Audit in Europe and global responsibility for financial planning and analysis. Mr. Ennis began his career in 1991 with Arthur Andersen in Ireland. Mr. Ennis is a Chartered Accountant and member of the Institute of Chartered Accountants in Ireland, has a Bachelor of Commerce degree from University College, Dublin, Ireland, and has a Master of Business Administration degree from the Leonard N. Stern School of Business at New York University, New York.

Mr. Ennis does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in
Item 404(a) of Regulation S-K.

Item 8.01       Other Events.


(a) Stock Plan Changes. As part of the organizational realignment and restructuring described in Item 2.05 above and to enable RCPC to provide a retention incentive to key employees that the Company believes will be essential for it to continue to execute its business plan in a leaner, more efficient environment, on September 21, 2006, Revlon's Board of Directors approved certain amendments to its Amended and Restated Stock Plan (the "Stock Plan"), based upon the recommendation of the Board's Compensation and Stock Plan Committee (the "Compensation Committee") and after the Compensation Committee's consultation with Mercer Human Resource Consulting, Inc. ("Mercer"). These amendments, which are subject to the receipt and effectiveness of stockholder approval, and which do not increase the total number of shares available for issuance under the Stock Plan, include the following (together, the "Stock Plan Changes"):


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         (1) increasing the number of shares that may be issued as restricted and unrestricted stock and restricted stock units under the Stock Plan from 5,935,000 to 15,000,000 shares;

         (2) increasing the number of awards other than options and stock appreciation rights that may be made without regard to the Stock Plan's minimum vesting requirements from 300,000 to 4,065,000 shares;

         (3) amending the Stock Plan to provide the Compensation Committee with greater discretion in terms of accelerating the vesting of stock options and stock appreciation rights ("SARs") in the event of a change of control; and

         (4) making certain technical amendments, including that restricted stock awards under the Stock Plan may be in either book-entry or certificated form.

The Stock Plan Changes would not increase the total number of shares available for awards under the Stock Plan. While the Stock Plan Changes are subject to the receipt and effectiveness of stockholder approval, MacAndrews & Forbes Holdings Inc. (together with its affiliates other than the Company, "M&F"), which controls, directly or indirectly, approximately 76% of the voting power of Revlon's Class A and Class B common stock, has indicated that it would act by written consent to approve the Stock Plan Changes discussed above. Revlon's Board of Directors set October 5, 2006 as the record for the determination of stockholders entitled to receive notice of M&F's action by written consent. The Company anticipates that the Stock Plan Changes would become effective in November 2006.

(b) Certain Other Changes. Also as part of the organizational realignment and restructuring described in Item 2.05 above and to provide retention incentives to employees that the Company believes will be essential in enabling it to continue executing its business plan in a leaner, more efficient environment, the Compensation Committee, based upon Mercer's recommendation, exercised its discretion under the Stock Plan to provide that, following the effectiveness of the Stock Plan Changes described in Item 8.01(a) above, for all participants under the Stock Plan (which includes Revlon's named executive officers as well as other employees), upon any "change of control" that may occur in the future (and the Company noted that no change of control is currently contemplated), (1) all stock option and SAR awards under the Stock Plan outstanding on the date that the Stock Plan changes become effective would immediately become exercisable upon any such change of control; and (2) all restrictions on all restricted stock awards outstanding on the date the Stock Plan Changes become effective would lapse upon any such change of control. The Compensation Committee also amended the form of restricted stock and stock option agreements effective on the date that the Stock Plan Changes become effective to reflect such vesting on any "change of control".

Forward-Looking Statements
Statements in this Current Report on Form 8-K which are not historical facts, including statements about the Company's plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements


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

speak only as of the date they are made. Accordingly, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic, industry or cosmetic category conditions or other circumstances arising and/or existing since the preparation of this Form 8-K or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, the Company's beliefs, expectations and estimates about its restructuring activities, restructuring costs, the timing of restructuring payments and annualized savings and other benefits from such activities, the costs and charges related to the discontinuance of Vital Radiance and the Company's plans to consummate the amendment and restatement of the Stock Plan. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the SEC, including the Company's 2005 Annual Report on Form 10-K and the Company's Form 10-Qs and Form 8-Ks that it files with the SEC during 2006, including this Form 8-K (which may be viewed on the SEC's website at http://www.sec.gov or on the Company's website at http://www.revloninc.com), as well as reasons including difficulties, delays or unanticipated costs or less than expected savings and other benefits resulting from the Company's restructuring activities, such as less than anticipated annualized savings from the restructuring, higher than expected charges and costs related to the discontinuance of Vital Radiance and the Company's inability to consummate the amendment to the Stock Plan. Factors other than those listed above could also cause the Company's results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company's websites or other websites referenced herein shall not be incorporated by reference into this Form 8-K.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        REVLON CONSUMER PRODUCTS CORPORATION

                                        By: /s/ Robert K. Kretzman
                                            ----------------------
                                        Robert K. Kretzman
                                        Executive Vice President, Chief Legal
                                        Officer, General Counsel and Secretary

Date: September 25, 2006





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